UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 26, 2017
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Federal Criminal Proceeding

On January 26, 2017, the court issued a judgment of conviction in the criminal federal trial against Pacific Gas and Electric Company (the “Utility”) in the United States District Court for the Northern District of California, in San Francisco. (As previously reported, on August 9, 2016, the jury found the Utility guilty on one count of obstructing a federal agency proceeding and five counts of violations of pipeline integrity management regulations of the Natural Gas Pipeline Safety Act.)

The court sentenced the Utility to a 5-year corporate probation period, oversight by a third-party monitor, a fine of $3 million to be paid to the federal government, certain advertising requirements, and community service.

The probation includes a requirement that the Utility not commit any local, state or federal crimes during the probation period. As part of the probation, the Utility is required to retain a third-party monitor. The goal of the monitorship will be to prevent the criminal conduct with respect to gas pipeline transmission safety that gave rise to the conviction. To that end, the goal of the monitor will be to help ensure that the Utility takes reasonable and appropriate steps to maintain the safety of the gas transmission pipeline system, performs appropriate integrity management assessments on its gas transmission pipelines, and maintains an effective ethics and compliance program and safety related incentive program.

After an initial assessment is conducted and an initial report is prepared by the monitor, the monitor will prepare reports on a semi-annual basis setting forth the monitor’s continued assessment and making recommendations consistent with the goals and scope of the monitorship. The Utility expects that the monitor will be retained before the end of the second quarter 2017.

At December 31, 2016, PG&E Corporation and the Utility’s Consolidated Balance Sheets include a $3 million accrual in connection with this matter. The Utility could incur material costs, not recoverable through rates, in the event of non-compliance with the terms of probation and in connection with the monitorship (including but not limited to monitor’s compensation or costs resulting from recommendations of the monitor).

For more information about the federal criminal proceeding, see PG&E Corporation and the Utility’s annual report on Form 10-K for the period ended December 31, 2015 and their quarterly reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: January 26, 2017	By:	/s/ LINDA Y.H. CHENG
LINDA Y.H. CHENG
Vice President, Corporate Governance and
Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: January 26, 2017	By:	/s/ LINDA Y.H. CHENG
LINDA Y.H. CHENG
Vice President, Corporate Governance and
Corporate Secretary